NEWS RELEASE for October 28, 2010 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2010

BURLINGTON, MA (October 28, 2010)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced financial results for the third quarter ended September 30, 2010.  Revenues for the quarter ended September 30, 2010 increased to $15.8 million, as compared to $14.5 million reported in the third quarter of 2009.  Product and service revenues increased to $13.0 million, a 16 percent increase over the $11.2 million reported in the third quarter of 2009.  Third quarter gross margin from product and service revenues was 60 percent, an increase over the 57 percent reported in the third quarter of 2009.  Loss before income taxes for the third quarter ended September 30, 2010 was $2.0 million, which included a $1.5 million patent litigation expense and a $0.9 million non-cash stock-based compensation expense.  Loss before income taxes for the third quarter ended September 30, 2009 was $0.2 million, which included a $100,000 patent litigation expense and a $1.0 million non-cash stock-based compensation expense.  The Company reported net loss of $2.0 million, or $0.11 per share for the third quarter of 2010 and $0.3 million for the third quarter of 2009.  The balance sheet continues to be strong with $102.8 million in cash, cash equivalents, short-term investments and marketable securities with no borrowings.

Chief Executive Officer Joseph P. Caruso commented, “Given the current economic climate, we are happy with the progress we are making, especially the trends experienced in the last few quarters.  Our 23% increase in product revenues this quarter as compared to the same quarter last year is gratifying as this is the fourth consecutive quarter of growth and the largest percentage growth year over year in the last three years.  Prices are stable and gross margins remain strong throughout the world.  Our gross margin this quarter was a big improvement over the same time last year.  Our efforts over the past two years to increase our international distribution are also paying off with 48% of total product and service revenues coming from outside North America.  Our product portfolio and platform approach gives us the flexibility to adjust our business to meet the challenges in today’s economy.   Our sales and distribution network configure technology solutions to fit physicians’ sites throughout the world in response to the particular economic pressure they are experiencing. We have also had great success with shifting our business model from principally one-time capital equipment sales to include recurring sources.   This quarter, 41% of our revenue was generated from recurring sources.”

Mr. Caruso continued, “We continue to invest in our consumer products initiative.   Our branding and packaging are complete and we are building inventory to support a planned launch early next year.  This is a new and exciting challenge for us representing a great opportunity to grow the business in the future.”

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 800-8651 or listen to the webcast in the About Palomar/Investors section of the Company’s website at www.palomarmedical.com. A webcast replay will also be available.

About Palomar Medical Technologies Inc: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based cosmetic treatments have been based on Palomar technology. In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home-use, light-based hair removal device. In June 2009, Palomar became the first company to receive a 510(k) OTC clearance from the FDA for a new, patented, home-use, laser device for the treatment of periorbital wrinkles. OTC clearance allows the product to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light-based technology for introduction to the mass markets.
For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

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With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2009 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Product revenues	$9,273,158	$7,528,645	$27,655,391	$23,939,493
Service revenues	3,749,164	3,700,511	11,512,299	10,884,073
Royalty revenues	1,499,182	1,264,022	4,444,327	4,032,039
Funded product development revenues	-	806,482	-	1,636,082
Other revenues	1,250,000	1,250,000	3,750,000	3,750,000
Total revenues	15,771,504	14,549,660	47,362,017	44,241,687

Costs and expenses:
Cost of product revenues	3,781,473	2,873,956	10,583,241	9,849,383
Cost of service revenues	1,367,316	1,901,303	4,320,439	5,417,280
Cost of royalty revenues	599,673	505,609	1,777,731	1,612,816
Research and development	3,545,622	3,305,311	11,320,691	10,125,279
Selling and marketing	4,663,632	4,062,930	14,408,442	13,464,732
General and administrative	4,267,535	2,451,496	11,579,566	7,566,053
Total costs and expenses	18,225,251	15,100,605	53,990,110	48,035,543

Loss from operations	(2,453,747)	(550,945)	(6,628,093)	(3,793,856)

Interest income	108,630	218,169	309,747	551,817
Other income	390,784	156,941	212,922	506,761

Loss before income taxes	(1,954,333)	(175,835)	(6,105,424)	(2,735,278)

Provision for (benefit from) income taxes	69,454	120,752	117,456	(780,319)

Net loss	$(2,023,787)	$(296,587)	$(6,222,880)	$(1,954,959)

Net loss per share:
Basic	$(0.11)	$(0.02)	$(0.34)	$(0.11)
Diluted	$(0.11)	$(0.02)	$(0.34)	$(0.11)

Weighted average shares outstanding:
Basic	18,561,877	18,065,655	18,539,847	18,058,246
Diluted	18,561,877	18,065,655	18,539,847	18,058,246

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Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$76,623,685	$81,948,482
Short-term investments	1,999,675	25,000,000
Total cash, cash equivalents and short-term investments	78,623,360	106,948,482
Accounts receivable, net	5,035,232	4,436,219
Inventories	12,218,475	11,126,352
Other current assets	1,783,674	2,179,233
Total current assets	97,660,741	124,690,286

Marketable securities, at estimated fair value	24,129,348	4,024,313

Property and equipment, net	37,271,766	34,629,410

Other assets	218,716	126,087

Total assets	$159,280,571	$163,470,096

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$3,326,847	$2,696,217
Accrued liabilities	9,245,816	8,959,679
Deferred revenue	3,793,124	5,221,924
Total current liabilities	16,365,787	16,877,820

Accrued income taxes	2,788,802	2,965,077

Total liabilities	$19,154,589	$19,842,897

Stockholders’ equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	-	-
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued – 18,573,262 and 18,521,045 shares, respectively	185,733	185,211
Additional paid-in capital	209,629,876	206,740,492
Accumulated other comprehensive loss	(460,540)	(292,297)
Accumulated deficit	(69,229,087)	(63,006,207)
Total stockholders’ equity	$140,125,982	$143,627,199

Total liabilities and stockholders’ equity	$159,280,571	$163,470,096
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